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                                                                    Exhibit A-28

ARTICLES OF AMENDMENT OF THE
ARTICLES OF INCORPORATION

State Form 38333

[Seal of the state of Indiana]

                          ARTICLES OF AMENDMENT OF THE

                          ARTICLES OF INCORPORATION OF:

Name of the Corporation:   EnergyUSA Gas Marketing Co.

Date of incorporation:     08/10/00

The undersigned officer of the above reference Corporation, (hereinafter referred to as the "Corporation") existing pursuant to the provisions of:
Indiana Business Corporation Law as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

                             ARTICLE I: Amendment(s)

The exact text of Article(s) I of the Articles:

"The name of the Corporation is EnergyUSA-TPC Corp."

                     ARTICLE II: Manner of Adoption and Vote

Date of each amendment's adoption:  September 15, 2000.

                    ARTICLE III: Manner of Adoption and Vote

Mark inapplicable section:

__ Section 1: This amendment was adopted by the Board of Directors or incorporators and shareholders action was not required.

_x_ Section 2: The shareholders of the Corporation entitled to vote in respect to the amendment adopted the proposed amendment. The amendment was adopted by:

G. Vote of such shareholders during a meeting called by the Board of Directors. The result of such vote is as follows:

              __ Shares entitled to vote.
              __ Number of shares represented at the meeting.
              __ Shares voted in favor.
              __ Shares voted against.

H. Written consent executed on September 15, 2000 and signed by all such shareholders.

                 ARTICLE IV: Compliance with Legal Requirements

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The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the Provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this 15th day of September 2000

/s/ Nina M. Rausch
Secretary